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                                                                   EXHIBIT 7(A)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement of the LSW Variable Life Insurance Account, a Separate Account of Life Insurance Company of the Southwest, on Form S-6 relating to the LSW Advantage policy, of our report dated February 28, 2001 relating to the financial statements of Life Insurance Company of the Southwest, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP
Boston, Massachusetts
June 27, 2001